UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

PULSE EVOLUTION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-190431	47-1336692
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10521 SW Village Center Drive, Suite 201, Port St. Lucie, FL	34987
(Address of principal executive offices)	(Zip Code)

(772) 345-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report contains forward-looking statements and information so that investors can better understand our future prospects and make informed investment decisions. This report and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Factors that could cause our actual results of operations and financial condition to differ materially are discussed in greater detail under Risk Factors section of this report.

We caution that the factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

The Share Exchange Agreement

As previously disclosed, on September 26, 2014, we entered into a share exchange agreement (the “Share Exchange Agreement”) with Pulse Entertainment and its shareholders, some of whom are officers and directors of our company, pursuant to which we agreed to issue up to 58,362,708 shares of our unregistered common stock, $0.001 par value (the “Common Stock”), net of certain share cancellations, to the shareholders of Pulse Entertainment holding 21,535,252 shares of its issued and outstanding common stock (the “Share Exchange”), such shares representing 100% of the issued and outstanding common stock of Pulse Entertainment. Upon completion of the closing, Pulse Entertainment will become a subsidiary of our company.

On September 30, 2014, we completed the initial closing under the Share Exchange Agreement pursuant to which we agreed to issue 35,827,309 shares of our unregistered Common Stock, net of cancellations, to the shareholders of Pulse Entertainment in exchange for 17,466,383 shares of its common stock. As part of the Share Exchange, certain of our shareholders who are also shareholders of Pulse Entertainment agreed to cancel 60,910,113 shares of our common stock issuable to them in connection with the Share Exchange. Upon completion of the initial closing, Pulse Entertainment became a subsidiary of our company in which we own an 81.11% interest. We plan to complete the acquisition of an additional 4,068,869 shares of Pulse Entertainment common stock pursuant to the Share Exchange Agreement by issuing 22,535,399 shares of our common stock no later than October 31, 2014. Upon completion of this part of the acquisition, Pulse Entertainment will become our wholly owned subsidiary and our pro-forma shares of Common Stock outstanding giving effect to the acquisition of Pulse Entertainment is expected to be approximately 140,194,115.

Pulse Entertainment is a creatively driven, digital production and intellectual property company established to produce specialized, high-impact applications of computer-generated human likeness for utilization in entertainment, life sciences, education and telecommunication. See “Business – Description of Pulse Entertainment Business.” Following the closing of the Share Exchange Agreement, we intend to continue Pulse Entertainment’s historical businesses and proposed businesses and have abandoned our prior business plan to develop a mobile software food recipe app.

Accounting Treatment of the Merger

For financial reporting purposes, the Share Exchange represents a “reverse merger” rather than a business combination and Pulse Entertainment is deemed to be the accounting acquirer in the transaction. The Share Exchange is being accounted for as a reverse-merger and recapitalization. Pulse Entertainment is the acquirer for financial reporting purposes and Pulse Evolution Corporation is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Share Exchange will be those of Pulse Entertainment and will be recorded at the historical cost basis of Pulse Entertainment, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of our company and Pulse Entertainment, and the historical operations of Pulse Entertainment and the combined operations with our company from the initial closing date under the Share Exchange Agreement.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

FORM 10 INFORMATION

Prior to the Share Exchange, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange.

BUSINESS

Description of Pulse Entertainment Business

Pulse Entertainment is a creatively driven, digital production and intellectual property company, established to produce specialized, high-impact applications of computer-generated human likeness for utilization in entertainment, life sciences, education and telecommunication. Founded by leading producers of photorealistic digital humans, Pulse Entertainment develops “virtual humans” for live and holographic concerts, advertising, feature films, branded content, medical applications and training. Pulse Entertainment’s business model is focused on participation in intellectual property through the development, production and ownership of entertainment properties which will feature globally recognized animated virtual performers and through multi-year revenue-share relationships with living celebrities and late celebrity estates. In late 2013, Pulse Entertainment entered into a multi-year agreement with the estate of Michael Jackson to produce a photo-realistic digital likeness of the late celebrity and to participate in a share of revenues that could be realized through performances of the ‘Virtual Michael Jackson’ in diverse entertainment and media applications. Pulse Entertainment plans to continue this aspect of its business with production of a photo-realistic digital likeness of the late Elvis Presley under the terms of an August 2014 agreement between Pulse Evolution and the principal owner of rights related to the estate of the late celebrity Elvis Presley. See “Business - Pulse Evolution’s Corporate History - Elvis Presley Visual Rights Partner Agreement.”

Pulse Entertainment produced a computer-generated and animated human likeness of the late popular entertainer Michael Jackson that appeared in a live performance at the Billboard Music Awards on May 18, 2014. The virtual performance of Michael contributed to the award show’s highest television viewership in 13 years and an 11-year high in advertising in the demographic of viewers age 18 to 49. This production reached approximately 11 million television viewers during the initial ABC network broadcast, followed by more than 51 million online views through YouTube and Vevo and generated more than 2,400 news articles and an estimated 98 billion internet impressions for the Michael Jackson hologram and more than 300 million internet impressions estimated for Pulse Entertainment and members of its management.

Pulse Entertainment’s management team includes pioneers in the creation and presentation of advanced computer generated imagery, photo-realistic human animation, and holographic virtual performances. They are also accomplished filmmakers and storytellers, who have produced and exploited entertainment media consumed by audiences around the world for more than 20 years. Their works have been recognized with numerous film industry awards and nominations, including Academy Awards® for Best Visual Effects issued by the Academy of Motion Picture Arts and Sciences and similar awards issued by the Visual Effects Society. Pulse Entertainment’s executives, visual effects supervisors and digital artists have contributed materially to the visual imagery of more than 50 major motion pictures and film properties including such notable films as Lord of the Rings, Transformers, Pirates of the Caribbean, Tron: Legacy, and The Curious Case of Benjamin Button.

Origins of the Virtual Performance Industry

The application of high-end visual effects and animation technology has, historically, been limited to feature films and television programming. The market for these services have been highly competitive domestically and, more importantly, internationally. Profit margins within this industry have been severely challenged by offshore competition and the interests of the most talented and accomplished visual effects artists, many of whom are in North America, have been adversely impacted by the lack of profitable business models that rely on such creativity and technology.

In 2012, a leading visual effects company then under the leadership of Mr. Textor produced a computer-generated digital likeness of the late rapper Tupac Shakur who was projected onstage, performing at the Coachella Valley Music Festival, in a holographic-like manner, using a century old projection technique known as a ‘Pepper’s Ghost’ illusion. Following the live production, millions of viewers around the world witnessed this unique performance signaling the emergence of a new entertainment medium. Referred to by many as the ‘virtual performance’ industry, the creation of computer generated digital likenesses of living and late celebrities represents significant new revenue opportunities for celebrities, celebrity estates and related owners of intellectual property. Importantly, the industry also represents an attractive opportunity to maximize the value of North American leadership in visual effects creativity and technology through business models that extend beyond legacy short-term thin-margin services models, aligning instead with long-term intellectual property participation utilizing this new medium. While there have been a number of low visibility virtual performance productions, members of Pulse Entertainment’s team have been responsible for two globally watched virtual performances that have defined an emerging form of entertainment we call the Virtual Performance Industry.

Pulse Entertainment intends to further develop this emerging, globally relevant virtual performance industry in part because of Pulse Entertainment’s founders’ leadership in ground-breaking performances of photo-realistic digital humans in films, such as Tron: Legacy and The Curious Case of Benjamin Button, and in Live Music concerts, such as the 2012 Coachella Valley Music Festival, which featured the digital resurrection and holographic performance of late rapper Tupac Shakur and Pulse Entertainment’s digital resurrection and holographic performance of the late pop performer Michael Jackson at the 2014 Billboard Music Awards ceremony in May 2014.

The Business

Pulse Entertainment plans to leverage the expertise of its management and their relationships to develop, produce and exploit entertainment media in three distinct and complementary marketing groups: Pulse Productions, The Head Shop, and On-Point. Each group discussed below will focus on distinct opportunities that represent entertainment industry market areas that Pulse Entertainment believes offers the greatest opportunity for growth:

PULSE PRODUCTIONS – IP Investments – will become the investment and services marketing group that focuses on the production of high quality photo-realistic, digital likeness performances. Pulse Entertainment will seek to represent the world’s Top Tier celebrities and late celebrities in live holographic performances in venues around the world, and then seek to exploit the resulting production in all media and markets worldwide. Pulse Entertainment expects to derive revenues within this group from two key activities: 1) the production of computer-generated celebrity productions (we refer to this as “CG Celebrity Builds,”) and 2) the presentation of virtual celebrities on the variety of screens and stages such as live concerts, Broadway-style theatrical productions, television commercials, political events and advertising, short-form content and interactive internet and mobile applications (we refer to the expected revenues from this aspect of Pulse Entertainment’s business as “Usage Fees and Ticket Sales”). Sources of revenues are expected to be generated by 1) the creative and technical production of digital humans, 2) a share of box office receipts associated with the performances, and 3) royalties and production revenues from the exploitation of digital likeness assets in a broad range of media, including television, internet and mobile entertainment applications. While Pulse Entertainment intends to fund a portion of its production costs from internal sources, Pulse Entertainment anticipates that a large portion of these costs will be funded by third parties, including affiliated production companies, associated celebrity estates, corporate sponsors and other entertainment finance vehicles. Pulse Entertainment does not, however, currently have any such funding or financing arrangements in place.

In a limited number of situations, relating to the most globally recognized and demanded Top Tier celebrities, Pulse Entertainment will seek to partner with the associated estates, invest in the development of the digital likeness assets and secure either digital asset ownership or long-term revenue sharing agreements.

Pulse Entertainment has completed its first production in this group with the highly acclaimed digital resurrection and holographic performance of the late pop performer Michael Jackson at the 2014 Billboard Music Awards ceremony in May 2014.

THE HEAD SHOP – Computer Graphic (CG) Services – a services-only marketing group that intends to focus on the production of photo-realistic, digital likeness performers, representing high impact celebrities and world figures whose associated celebrity estates can be enhanced by digital likeness appearances. In addition to celebrity performers, Pulse Entertainment intends to offer to create animated human heads, fictional or otherwise, for use in feature films, commercials, branded entertainment and theme parks that require high visual fidelity and realistic digital head or human animation imagery. Sources of revenue are expected from 1) the technical production of digital humans as requested by prospective client feature film studios, celebrity estates, third-party production companies and advertising agencies, and 2) the occasional participation in box office receipts associated with the performances of digital celebrities who become Pulse Entertainment’s clients.

ON-POINT – Branded Entertainment – a marketing group that intends to resell or license virtual performance productions that acquires the rights to and digital human production capabilities to top corporations and advertising agencies, enabling brands to exploit photo-realistic, digital likeness celebrities. Prospective customers are expected to include major studios and mini-studios, television networks, wireless providers, and media agencies representing national and international brands, high-profile celebrities and the managers of their estates.

Revenue from this group is expected from sponsorship fees, digital likeness usage fees and co-production contributions from corporate clients and advertising agencies that stand to benefit from the use of Pulse Entertainment’s prospective digital celebrities in television commercials, live concerts and other forms of entertainment media that would be a part of an advertisers overall branding strategy.

Applications of ‘Virtual Performers’

After the appearance of the virtual Tupac Shakur at the Coachella Valley Music Festival in 2012, Pulse Entertainment’s founders saw the opportunities for similar live ‘holographic’ concert performances of recognizable late celebrities that cater to their enduring fan base. The overwhelming audience reception and reviews of this performance lead us to produce the late Michael Jackson performance at the 2014 Billboard Music Awards. Celebrity estates and creative producers who engage us to produce holographic celebrity performances are now able to visualize the opportunity to create a new revenue stream from the digital re-creation of their intellectual property. Furthermore, Pulse Entertainment is able to digitally re-create all new performances in any entertainment or telecommunications medium. On stage, in film or in digital media, the creative discussion of virtual performance has now expanded to create revenue opportunities across a broad range of applications. In addition to Pulse Entertainment’s continuing relationship with the estate of Michael Jackson, Pulse Entertainment is in discussions with leading celebrity estates and interested customers to use computer generated human characters in applications such as live music concerts, Broadway-style theatrical productions, celebrity-focused tourist experiences, mobile device entertainment and commercial advertising.

Prospective Customers

Prospective customers of computer-generated virtual performers span the entirety of the coveted “four-quadrant movie” audience – that is, they are male and female, over and under 25 years of age. While younger audiences are proven early adopters of emerging entertainment and technology, virtual performers also provide opportunities for older audiences to address their pent-up demand for entertainers who are now deceased. For this reason, Pulse Entertainment’s initial focus will be to create compelling content for audiences around the globe, regardless of their age or the entertainment medium.

Now, more than ever, the creative producer can use an ever expanding set of technology tools to create entertaining shows and performances that, in a world of digital distribution, has the potential to reach any corner in the world with the push of a button.

Pulse Entertainment’s management team is forming relationships with prospective customers, and will continue to leverage its experience and network in the entertainment industry to build a clientele that includes content companies like Warner Brothers Studio, live performance companies like Caesars Entertainment, talent agencies like the Creative Arts Agency, and media agencies like Media Vest USA.

Financing and Co-Production Arrangements

Pulse Entertainment expects to undertake the initial stages of the human animation and holographic-like production process ourselves. At some point prior to or during the initial portions of the actual production stage of a digital likeness performance production, Pulse Entertainment plans to enter into a co-production arrangement with third-party producer partners for the remaining portions of the production, which Pulse Entertainment expects will provide for shared responsibility for financing of production costs, co-ownership and co-branding of the digital likeness performances produced, and an allocation of the profits of each production and any related merchandise and other ancillary products. Other than Pulse Entertainment’s agreement with the estate of Michael Jackson, Pulse Entertainment has not yet entered into any co-production arrangements with respect to any of its current or prospective digital likeness performance projects. In addition, Pulse Entertainment will look to take advantage of opportunities to limit its financial exposure to any individual project by utilizing third party sources of capital to finance a substantial portion of the costs of such productions. Such financing sources may include, among others, motion picture studios, private domestic and foreign capital partners, institutional lenders, production subsidies, incentives and credits and other industry-specific sources of capital.

Work and Accolades of Pulse Entertainment’s Team

Pulse Entertainment’s team represents a combination of artists and executives who have come together to form a unique company that specializes in character creation and human animation. Many of Pulse Entertainment’s employees have worked, often in leadership roles, with talented artists, at accomplished companies, delivering visually stunning characters and visual effects sequences. Pulse Entertainment’s creative leadership team is anchored by individuals who are recognized within the entertainment industry for their leadership of large-scale feature films and for the development of memorable, award-winning animated characters, resulting in numerous industry awards for creative and technical excellence, including one Academy Award® nomination for Best Visual Effects in a feature film, The Chronicles of Narnia: The Lion, the Witch and the Wardrobe (2005);

Pulse Entertainment’s Executive Chairman, John Textor, has significant experience in the delivery of high-end visual effects and character animation, having served as both Chairman and Chief Executive Officer of a leading visual effects company which, during his tenure, produced visual effects and character animation for 25 major feature films and numerous creative projects, resulting in the multiple industry awards, recognizing the company and, principally, its artists, including:

●	Academy Award® for Best Visual Effects in a feature film, The Curious Case of Benjamin Button (2009);

●	BAFTA Award (British Academy Awards) for Best Visual Effects in a feature film, The Curious Case of Benjamin Button (2009);

●	Titanium Lion Award from the Cannes Lions International Festival of Creativity for “Virtual 2Pac” (2012), the virtual performance of a virtual Tupac Shakur at the Coachella Valley Music Festival;

●	Two Academy Award® nominations for Best Visual Effects in a feature film, Real Steel (2012) and Transformers: Dark of the Moon (2012)

Collectively, Pulse Entertainment’s executives, visual effects supervisors and digital artists have contributed materially to numerous large-scale feature films, including 2012, 47 Ronin, The A-Team, Back to the Future Part II, Batman Forever, Blades of Glory, The Chronicles of Narnia: The Lion, the Witch and the Wardrobe, The Curious Case of Benjamin Button, Ender’s Game, Final Fantasy: The Spirits Within, Flags of Our Fathers, Forrest Gump, G.I. Joe: The Rise of the Cobra, Girl with the Dragon Tattoo, The Golden Compass, Green Lantern, Harry Potter and the Sorcerer’s Stone, The Hitcher, Hulk, I am Legend, I Robot, Jack the Giant Killer, Jurassic Park, Letters from Iwo Jima, The Lord of the Rings: Two Towers, The Matrix Reloaded, Meet the Robinsons, Men in Black II, The Mummy: Tomb of the Dragon, My Super Ex-Girlfriend, The Nativity Story, Pearl Harbor, Percy Jackson & the Olympians: The Lightning Thief, Pirates of the Caribbean: At World’s End, Pirates of the Caribbean: Dean Man’s Chest, The Polar Express, Rango, Real Steel, Rock of Ages, The Seeker: The Dark is Rising, The Smurfs, Speed Racer, Star Trek, Star Wars: Episode III - Revenge of the Sith, Terminator 2: Judgment Day, The Texas Chainsaw Massacre: The Beginning, Thor, Transformers, Transformers: Dark of the Moon, Transformers: Revenge of the Fallen, TRON: Legacy, War of the Worlds, The Watch, We Own the Night, X-Men 2, X-Men: First Class, and Zodiac.

Live Virtual Performances of Animated Human Characters

●	A selection of significant live virtual performances members of Pulse Entertainment’s team have taken part in include: Virtual 2Pac - a digital resurrection and holograph-like performance of the late rapper Tupac Shakur in front of a live audience at the Coachella Valley Music Festival in 2012. The event was seen by more than 100 million viewers over YouTube in the weeks to follow, inspiring a dramatic rise in Tupac music downloads, the re-appearance of Tupac in Billboard’s Top Album charts and demand across the worldwide press for the digital return of many other late celebrities;

●	The Michael Jackson Experience at the Billboard Music Awards - a digital resurrection of Michael Jackson, performing a new posthumously released song, ‘Slave to the Rhythm’, along with roughly two dozen virtual projection dancers, live dancers and live band members, in a large-scale holographic-like performance in front of a live audience at the globally broadcast 2014 Billboard Music Awards show. The event was seen by more than 11 million television viewers, 40 million viewers over YouTube and Vevo, resulting in 2,400 news articles and roughly 98 billion internet impressions.

Keys to Success – Pulse Production Segment

Pulse Entertainment has positioned itself to deliver the most visually stunning, globally recognized human animation and holographic performances in the entertainment industry, in essence, benefitting from the revolution in virtual performance business space that its founders helped start. The following are some of the key reasons:

●	Global Interest in a New Form of Entertainment: Inspired by the ground-breaking performances of photo-realistic digital humans in films, such as Tron: Legacy and The Curious Case of Benjamin Button, and in Live Music concerts, such as the 2012 Coachella Valley Music Festival which featured the return of late rapper Tupac Shakur as a ‘holographic’ performer and the 2014 Billboard Music Awards ceremony which featured the return of the late pop star Michael Jackson, audiences and venue operators (even politicians) around the globe have made clear their interest in the digital resurrection of late celebrities and people of historical significance;

●	Expected Demand is Far in Excess of Industry Capacity: The demand for Pulse Entertainment’s human animation and holographic projection platform is expected to be strong in every major country around the world. Managers of celebrity estates have shown interest in reviving properties, boosting licensing fees and developing all-new sources of revenue. The emergence of digital resurrection and photo-realistic human animation are expected to lead to demand within the world of politics, theme parks, professional sports, religion and education. There are only a limited number of people and companies in the world who have a proven ability to produce a photo-realistic, believable digital human. Pulse Entertainment believes that there is not enough production capability and capacity to meet demand for the foreseeable future;

●	Globally Recognized Leaders and Innovators: Pulse Entertainment’s founders are recognized for their leadership of ground-breaking human animation and holographic performance projects, making Pulse Entertainment a top choice of prospective customers and partners who will want a company whose proven production capabilities in human animation are of the highest quality in the world;

●	Strategic Focus on Rights Acquisition: Pulse Entertainment’s key management’s reputation for leadership in human animation is expected position us to be a solution of choice for the world’s leading celebrity properties in the early stages of this new industry. It will be Pulse Entertainment’s focus to leverage Pulse Entertainment’s early leadership position effectively to secure long-term partnerships, production joint ventures and ‘digital likeness’ rights with Pulse Entertainment’s celebrity property owners as a strategy to establish Pulse Entertainment as a long-term leader in the industry as technologies evolve and competition matures.

Keys to Success – Human Animation Group

Pulse Entertainment believes that it is uniquely qualified to compete successfully in the human animation and head-replacement segment, the large number of opportunities that do not require live ‘holographic’ projection, due to the following reasons:

●	One of a Kind Company: Pulse Entertainment’s principals believe Pulse Entertainment is the only company in the entertainment visual effects or simulation industries exclusively focused on photo-realistic human animation, and ‘head replacement’, thereby positioning ourselves as an obvious choice for a large market of customers and partners that are accustomed to awarding multi-million dollar contracts for human animation projects. Specialization in this industry is expected to provide early adopter leadership positioning, and with it expected high margins and meaningful research and development benefits, for the foreseeable future;

●	‘New Real Estate’ in the exploitation of likeness rights: While the value of likeness rights is well-established, the concept of ‘digital likeness’ or ‘virtual likeness’ has only recently been discovered by a large market of celebrity properties that can use Pulse Entertainment’s innovative methodology to transform those rights for future exploitation. Simply stated, every living celebrity, and every celebrity estate, should be as concerned with their likeness in polygons and computer generated imagery as they are in photographic stills and in film. Pulse Entertainment intends to develop a business model as the developer and clearinghouse, with royalty participation, for the largest possible inventory of celebrity digital likeness assets;

●	Opportunity for Multiple Streams of Revenue as re-usable digital humans can be licensed to applications in concerts, theatre, film and television, advertising, video games, education and simulation (military and surgical).

Producer Participation and Residuals

Through the Pulse Productions group, Pulse Entertainment is actively engaged in discussions with venue operators, concert promoters, Broadway theatrical producers, celebrity performers and celebrity estates. In addition, Pulse Entertainment is in the early stages of show development, to establish Pulse Entertainment as a producer and owner of diverse entertainment properties. While this has long been a difficult challenge for pure services companies in the visual effects arena, Pulse Entertainment will seek to leverage important core competencies to achieve producer or ownership participation.

Roles have been Reversed: Producers in the matured film industry have a clear idea of what they want and they often look to visual effects companies for little more than a straightforward execution of their producer/director vision. In the emerging world of virtual performances, producers are just learning what is possible and they are looking to us, not just for execution, but for creative vision. There is always a moment when a ‘show is born’ and, historically, this did not happen in the offices of the post-production vendors. Now, because this emerging landscape of virtual performances has been conceived, developed and implemented first within the visual effects environment (under the leadership of key management of Pulse Entertainment), the visual effects ‘vendor’ has now become the ‘producer’.

Technology drives the Performance: The ‘producer’ role of our company is expected to become even more established as a production moves from creative development to execution, principally because what once was a human acting performance, directed by a filmmaker or theatrical director, has now become human animation that is the product of a proprietary technology pipeline, visual effects supervision and a team of digital artists.

‘What they Don’t Know’ – Realistic human animation is truly among the most difficult technical challenges in all of entertainment. While filmmakers and theatrical producers may have developed an understanding of visual effects for feature films, only a limited number of people who possess the necessary skills to execute this kind of work and, importantly, there are even fewer that understand the processes and the costs involved. Quite a departure from the overall visual effects industry, this gives us the opportunity to establish pricing and structure in a vacuum, while demand far exceeds industry capacity. Ownership and producer participation are, therefore, achievable even in connection with the most high-profile celebrity properties.

Based on these factors, Pulse Entertainment believes it is better positioned to become a producer and retain an ownership participation interest in the virtual performance productions it creates for its clients.

Intellectual Property

Pulse Entertainment also relies on a combination of copyright and trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our trade secrets, proprietary methodologies and our brand. Pulse Entertainment also enters into confidentiality and invention assignment agreements with our employees and consultants and confidentiality agreements with other third parties and it rigorously control access to our work and methods.

Despite our efforts, the steps Pulse Entertainment has taken to protect its proprietary rights may not be adequate to preclude misappropriation of its proprietary information or infringement of its intellectual property rights, and its ability to police such misappropriation or infringement is uncertain, particularly in countries outside of the United States.

Marketing Strategy to Secure Revenues and Co-Productions

Pulse Evolution intends to achieve sales growth with lower marketing expense by way of two distinct advantages, the uniqueness of our offerings as pioneers of a significant emerging industry and the close relationships, forged over many years, with the small number of large studios, important venues and globally recognized late celebrities that have dominated the entertainment industry.

Services. Marketing for our services will include:

●	Direct telephone outreach to a targeted group of large studios that have a high level of comfort with our principals; and

●	Direct telephone outreach to a targeted group of leading producers and directors that have a high level of comfort with our principals.

Productions. Marketing for our production will include:

●	Align with the most important venue owners and operators in the leading performance markets around the globe, to assure potential production partners and celebrities that Pulse Entertainment offers unmatched access to the largest audiences

●	Actively promote Pulse Entertainment’s ability to attract the leading talent in facial animation, head replacement and overall human effects, as necessary to convince celebrities and celebrity estates of superior quality in digital likeness

●	Communicate all of the above through consistent, high-volume public relations efforts to fully establish and maintain Pulse Entertainment’s reputation as pioneer and market leader in the global press

●	Immediate, and on-going, outreach to the agents and managers of leading celebrity estates, asserting the above, to assert that the company is the obvious (if not the only) choice as a partner in the exploitation of the new industry of virtual performance and digital resurrection

●	Leverage the success from early celebrity appearances to catalyze tremendous demand from venues seeking this new form of entertainment.

Intellectual Property

Pulse Entertainment also plans to promote itself as the ideal partner for celebrity estates and owners of likeness rights by focusing on the following strategies to achieve ownership of intellectual property or long-term license rights related to music and digital likeness:

●	Advancement of Legal Standards: Pulse Entertainment plans to continue working with entertainment counsel to establish the standards, legal definitions and preferred language relating to ‘Digital Likeness Rights’, a concept that our principals have introduced into an industry wide discussion as a result of their pioneering leadership in virtual performances. The advancement of this topic not only positions the company as a market leader in a new form of entertainment, but the creation of new ‘rights real estate’ which Pulse Entertainment believes will enable the company to secure multiple long-term digital likeness licenses (with leading celebrity estates) well before future competitors have even focused on the existence of such rights.

●	Actionable Production Proposals: Communication with managers and agents regarding specific virtual performance ideas (concerts, shows, etc.) as a way to accelerate the discussion of rights and the successful licensing of such rights to the company. In short, celebrity estates want royalty revenues from these break-through new performances and the company is one of the only options they have to move forward. Pulse Entertainment believes that this position can be leveraged to secure long-term digital likeness rights of the major celebrity properties before competitors enter the field.

●	Offer to Invest: As it is clear that most celebrity estates are interested in royalty inflows, Pulse Entertainment will offer to invest in the construction of 3D models and the assets supportive of digital likeness as a means to achieve long-term license rights. Pulse Entertainment believes there are multiple sources of capital, possibly a company affiliated side fund that will help to develop these assets.

Pulse Entertainment’s intellectual property strategies will be to obtain digital likeness rights for the leading celebrity estates prior to its competitors who are not prepared to enter the market. Most managers, agents and attorneys for celebrity estates have not thought deeply and specifically about this new category of rights exploitation. Pulse Entertainment is generating the interest celebrity managers, agents and attorneys who are not aware of this new category of rights exploitation that have the potential for new revenue streams. Pulse Entertainment believes that securing these intellectual property rights early on will give it a competitive advantage in the market.

Competition

Pulse Entertainment has positioned itself as a producer of high-impact applications of computer-generated human likeness for utilization in entertainment, life sciences, education and telecommunication. Pulse Entertainment’s competition in the general visual effects services market includes Industrial Light and Magic (purchased by Disney), Sony Pictures Imageworks Inc., Weta Digital Ltd., Rhythm & Hues Inc. and Framestore CFC, as well as many smaller firms that specialize in visual effects. Many of these producers are larger than Pulse Entertainment is and have greater financial resources than Pulse Entertainment. Pulse Entertainment believes it can compete effectively with its competitors focusing on highly specialized and complex human animation that continues to be performed by only a few competitors and is rewarded by healthy profit margins. There is no assurance, however, that Pulse Entertainment’s ability to market its productions and services successfully will not be impacted by competition that now exists or may later develop.

Employees

As of September 30, 2014, Pulse Entertainment employed 40 full and part-time employees. We believe that our employee and labor relations are good. We are currently not a party to any collective bargaining agreements.

Property

Our corporate headquarters are located at 10521 SW Village Center Drive, Suite 201, Port St. Lucie, Florida where we occupy approximately 7,200 square feet pursuant to a lease that expires in February 2015. We have an option to extend this lease for a one year period.

Government Regulation

Pulse Entertainment is not currently subject to direct federal, state or local regulations, other than regulations applicable to businesses generally.

Pulse Evolution’s Corporate History

Pulse Evolution Corporation was incorporated on May 31, 2013 under the laws of the State of Nevada under the name QurApps, Inc. We changed our name to Pulse Evolution Corporation effective May 8, 2014 to better reflect our plans to produce specialized, high-impact applications of computer-generated human likeness for utilization in entertainment, life sciences, education and telecommunication.

On May 31, 2013 (inception) the Company issued 6,000,000 shares of common stock to Alon Nigri our former Chief Executive Officer and former sole director for cash of $18,000.

During the month of February 2014, we sold 1,380,004 shares of our common stock at $0.03 per share to various investors for cash of $42,600 pursuant to our Registration Statement on Form S-1 declared effective by the SEC on October 7, 2013.

On May 15, 2014, Alon Nigri, our controlling stockholder at the time, former Chief Executive Officer and former sole director (the “Seller”), entered into and closed on a Share Purchase Agreement (the “Agreement”) with, Tradition Studios IP Acquisition LLC, (Alternative) 2 Holding AG, and Scenic Loop Holding, LLC (each a “Purchaser” and collectively, the “Purchasers”) whereby the Purchasers purchased from the Seller a total of 5,361,260 shares of our common stock for an aggregate of $107,225, representing approximately 80.68% of our issued and outstanding shares of common stock. The Purchasers own or control as a group, Pulse Entertainment.

On May 16, 2014, we signed a letter of intent to exchange at least a majority of our unissued shares of common stock for 100% of the outstanding common stock of Pulse Entertainment, a related party.

Effective on June 23, 2014, the Company amended and restated its articles of incorporation filed with the Secretary of State of the State of Nevada in order to effectuate an increase in the number of authorized shares of common stock, par value $0.001 per share, from 75,000,000 to 300,000,000, increase the authorized blank check preferred stock to 100,000,000 shares and effectuate a 1 for 10 forward stock split of our issued and outstanding common stock (the “Forward Stock Split”). As a result of the Forward Stock Split, every 1 share of our pre-Forward Split common stock was increased and reclassified into 10 shares of our common stock. All references to shares of our common stock in this report on Form 10-K refers to the number of shares of common stock after giving effect to the Forward Stock Split (unless otherwise indicated).

Beginning on July 15, 2014, and continuing through September 26, 2014, we entered into securities purchase agreements (the “Securities Purchase Agreements”) with six investors who are unrelated parties to us whereby they agreed to purchase an aggregate of 4,855,000 shares of our Common Stock at prices ranging from $0.40 per share to $1.00 per share, for a total purchase price of $2,225,000. The Securities Purchase Agreements provide piggyback registration rights for the Common Stock acquired by the investors in the event that we register any of our Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) for sale to the public for cash in an underwritten offering, if the applicable registration form being used by us will permit such registration. We are not required to register the Common Stock if registration is effected by us on behalf of another shareholder that is exercising registration rights that prohibit registration of other securities or the Common Stock has already been registered.

Elvis Presley Visual Rights Partner Agreement. Under the terms of the partner agreement (the “Partner Agreement”) we entered into with ABG EPE IP, LLC (“ABG”) effective as of August 1, 2014, we agreed to develop for ABG entertainment projects (the “Project” or “Projects”) to utilize a realistic computer-generated image of Elvis Presley (“Virtual Elvis”). The likeness will be used to create entertainment and branding revenue opportunities for us, generated from holographic performances in live shows and commercials. ABG holds the likeness, appearance, and publicity rights of Elvis Presley (“IP Rights”). Under the terms of the Partner Agreement, ABG has granted us exclusive rights to develop Projects, during the first nine months of the agreement, whereby we have agreed to create and make presentations to third parties (the “Target” or “Targets”) regarding the commercial and live use of the Projects including rights to license the IP Rights from ABG in connection with such use and enter into development agreements with us for the production and financing of the Projects.

Under the terms of the Partner Agreement, ABG has granted us a limited and nonexclusive worldwide license to the IP Rights, to use, copy, modify, and create the Projects (the “Company License Rights”). We will retain ownership over the technology, materials, and media used in the performance of the Projects, which is separable from the IP Rights (“Company Materials”). ABG may use the Company Materials on a perpetual, irrevocable, assignable, sub-licensable worldwide basis if ABG pays us certain royalties. ABG has the right to approve all elements of the Virtual Elvis Projects we develop including any advertising elements which we are required to submit to them for approval. We agreed to pay an upfront royalty to ABG and certain minimum annual royalties for each year during the term of the Partner Agreement based on revenues derived from live and non-live events from Virtual Elvis Projects. We are entitled to an IP Royalty from ABG based on revenues generated from live and non-live events produced under the agreements with Targets. In addition, we agreed to pay ABG a royalty for any transactions with a Target based on revenues.

On September 26, 2014, we entered into a share exchange agreement (the “Share Exchange Agreement”) with Pulse Entertainment shareholders, some of whom are officers and directors of our company, pursuant to which we agreed to issue up to 58,362,708 shares of our Common Stock, net of certain share cancellations, to the shareholders of Pulse Entertainment holding 21,535,252 shares of its issued and outstanding common stock, such shares representing 100% of the issued and outstanding common stock of Pulse Entertainment. The closing date must occur on or before October 31, 2014 and is conditioned upon certain, limited customary representations and warranties, the approval of the holders of not less than 51% of the Pulse Entertainment common stock and Pulse Entertainment’s completion of an audit of its June 30, 2014 financial statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this report before making a decision to invest in our common stock. If any of the following risks and uncertainties develop into actual events, our business, results of operations and financial condition could be adversely affected. In those cases, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability.

Pulse Entertainment was recently formed in October 2013, and only completed one production featuring a digital version of Michael Jackson in May 2014 and as a result has a limited operating history upon which a potential investor can evaluate our prospects and the potential value of our common stock. The likelihood of our success must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of a new business and the competitive environment in which we will operate. As of June 30, 2014, we have incurred losses of $8,323,412, and may never reach profitability. No additional relevant operating history exists upon which an evaluation of our performance can be made. Our performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing new products and markets in the evolving, highly competitive human animation industry. If we cannot successfully manage our business, we may not be able to generate future profits and may not be able to support our operations.

The human animation industry is highly competitive and if we are unable to compete successfully, our business will be harmed.

The human animation industry, although in its infancy, is expected to be an intensely competitive sector of the entertainment industry. Multiple entities, including human animation companies, digital content production companies and animation studios are expected to enter this segment of the entertainment industry to provide human animation services for the same clients or cross platform advertising projects, and certain of these entities have greater financial, creative and managerial resources than we do. In addition, large major digital likeness performance studios may develop or acquire the capability to provide such services in house. Moreover, we believe foreign competitors and competitors with operations or subcontractors in countries such as South Korea, China and India may become an increasing source of competition, due largely to their access to low-cost, high-skilled labor. If we are unable to compete successfully against current or future competitors in the human animation industry, our expected revenues, margins and market share could be adversely affected, any of which could significantly harm our business.

Our success depends on certain key personnel.

Our performance to date has been and will continue to be largely dependent on the talents, efforts and performance of our senior management and key technical personnel, particularly John C. Textor and Frank Patterson, who generally have significant experience with our company and substantial relationships and reputations within the entertainment industry. Certain of our executive officers and top production executives will enter into employment and noncompetition agreements. However, while it is customary in the entertainment industry to use employment agreements as a method of retaining the services of key executive personnel, these agreements do not guarantee us the continued services of such employees. In addition, we do not currently have an employment agreement with many of our key creative, technical and engineering personnel other than Messrs. Textor or Patterson. The loss of our executive officers or our other key personnel, particularly with little or no notice, could cause delays on projects and could have an adverse impact on our client and industry relationships, our business, operating results or financial condition.

We rely on highly skilled and qualified personnel, and if we are unable to continue to attract and retain such qualified personnel it will adversely affect our businesses.

Our success depends to a significant extent on our ability to identify, attract, hire, train and retain qualified creative, technical and managerial personnel. We expect competition for personnel with the specialized creative and technical skills needed to create our products and provide our services will continue to intensify as our competitors build or expand in-house digital likeness and animation capabilities. We plan to hire individuals on a project-by-project basis, and individuals who work on one or more projects for us may not be available to work on future projects. If we have difficulty identifying, attracting, hiring, training and retaining such qualified personnel, or incur significant costs in order to do so, our business and financial results could be negatively impacted.

We intend to co-produce or invest in digital likeness performances, which involve substantial financial risk.

As part of our growth strategy, we may co-produce or invest in digital likeness performances that require a substantial capital investment. We cannot predict the financial success of any such performance because the revenue derived from a performance depends primarily upon its acceptance by the public, which cannot be accurately predicted. The financial success of a digital likeness performance also depends upon the public’s acceptance of competing live performances, the availability of alternative forms of entertainment and leisure time activities, piracy and unauthorized copying and distribution of celebrities featured in our performances, general economic conditions, and other tangible and intangible factors, none of which can be predicted with certainty.

We expect to co-produce or invest in a limited number of such performances per year as part of our growth strategy. However, we have only produced the Michael Jackson performance and do not have any agreements to produce others other than the agreement Pulse Evolution entered into with ABG EPE IP, LLC (“ABG”) to develop entertainment projects utilizing a computer-generated image of Elvis Presley. In addition, the commercial failure of just one performance could have a material adverse effect on our results of operations.

We may not be able to implement our strategies of entering into the digital likeness performance production business effectively or at all.

A key feature of our growth strategy is to establish our company as a creator, producer and marketer of live concerts, Broadway-style theatrical productions, television commercials, political events and advertising, short-form content and interactive internet and mobile applications digital likeness performances and advertising. This strategy requires us to leverage the talents of our key artistic personnel, their experience with digital likeness and animation production and our proprietary rights]. As a company, however, we have only completed one digital likeness performance. Entry into the digital likeness performance business presents significant challenges and subjects our business to significant risks, including those risks set forth below. The inability to successfully manage these challenges could adversely affect our potential success in the digital likeness production business. Such failure would significantly limit our ability to grow our business and could deplete our working capital and limit our ability to pursue our other planned businesses.

Our successful entry into the digital likeness performance business faces various risks and challenges, including:

●	the success of our digital likeness performance business will be primarily dependent on audience acceptance of our performances, which is extremely difficult to predict;

●	only a relatively few “hit” performances are expected to account for a significant portion of total revenue and any failure by us to produce “hit” digital performances could cause revenue generated from our proposed digital likeness production business to fall below expectations;

●	the production and marketing of digital likeness performance is capital-intensive and our capacity to generate cash from our performances may be insufficient to meet our anticipated capital requirements;

●	delays and increased expenditures due to creative problems, technical difficulties, talent availability, accidents, natural disasters or other events beyond the control of the production companies;

●	the entrance of additional digital likeness producers, which may result in increased competition for digital likeness audiences and for talented computer graphics animators and technical staff;

●	the costs of producing and marketing digital likeness performances may increase in the future, which may make it more difficult for a performance to generate a profit or compete against live performances;

●	a strike by one or more of the labor unions or similar groups that provide personnel essential to the production of digital likeness performances could delay or halt our proposed digital likeness performance production activities;

●	we have limited experience producing digital likeness performances and the strain on our personnel from the effort required to produce such digital likeness performances and the time required for creative development of future digital likeness performances may hinder our ability to consistently release digital likeness performances; and

●	the profitability of a digital likeness performance depends in large part on the availability of one or more capable producers who are able to arrange for appropriate advertising and promotion, proper performance dates and bookings in venues and any decision by those producers not to show or promote one of the digital likeness performances which we may produce or to promote competitors’ digital likeness performances to a greater extent than they promote ours, or our inability to enter into profitable distribution arrangements with such producers, could have an adverse effect on our proposed digital likeness production business.

A substantial part of our business relies upon the success and popularity of digital likeness performances. If other forms of entertainment prove to be more attractive to consumers than digital likeness performances, our growth and operating results could be harmed.

A substantial part of our business will rely on the popularity of digital likeness performances of top tier and late celebrities. If other forms of digital likeness performances, or other entertainment with which digital likeness performances compete for consumers’ leisure time and disposable income, such as live performances, television, concerts, amusement parks and sporting events, become more popular than digital likeness performances, our business and operating results could be harmed.

Acquisitions we pursue in our industry and related industries could result in operating difficulties, dilution to our shareholders and other consequences harmful to our business.

As part of our growth strategy, we may selectively pursue strategic acquisitions in our industry and related industries. We may not be able to consummate such acquisitions, which could adversely impact our growth. If we do consummate acquisitions, integrating an acquired company, business or technology may result in unforeseen operating difficulties and expenditures, including:

●	increased expenses due to transaction and integration costs;

●	potential liabilities of the acquired businesses;

●	potential adverse tax and accounting effects of the acquisitions;

●	diversion of capital and other resources from our existing businesses;

●	diversion of our management’s attention during the acquisition process and any transition periods;

●	loss of key employees of the acquired businesses following the acquisition; and

●	inaccurate budgets and projected financial statements due to inaccurate valuation assessments of the acquired businesses.

Foreign acquisitions also involve unique risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

Our evaluations of potential acquisitions may not accurately assess the value or prospects of acquisition candidates and the anticipated benefits from our future acquisitions may not materialize. In addition, future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition.

Interruption or failure of our information technology systems could impair our ability to effectively and timely provide our services and products, which could damage our reputation and have an adverse impact on our operating results.

Our future success is significantly dependent on our ability to provide digital likeness production services that consistently meet our client’s product development schedules. We rely on our contractors and their software applications, hardware and other information technology and communications systems for the development and provision of our digital likeness services and will depend on such technologies for production of our prospective digital likeness performances. Our systems are vulnerable to damage or interruption from earthquakes, hurricanes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or other attempts to harm our systems, and similar events. Our facilities are located in areas with a high risk of hurricanes and are also subject to break-ins, sabotage and intentional acts of vandalism. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster or other unanticipated problems at our Port St. Lucie, Florida facilities could result in lengthy interruptions in our projects and our ability to deliver services. An error or defect in the software, a failure in the hardware, and a failure of our backup facilities could delay our delivery of products and services and could result in significantly increased production costs, hinder our ability to retain and attract clients and damage our brand if clients believe we are unreliable. Given our reliance on our industry relationships, it could also result in a decrease in our prospective revenues and otherwise adversely affect our business and operating results.

We cannot predict the effect that rapid technological change may have on our business or industry.

The entertainment industry in general and the digital likeness segments thereof in particular, are rapidly evolving, primarily due to technological developments. The rapid growth of technology and shifting consumer tastes prevent us from being able to accurately predict the overall effect that technological growth may have on our potential revenue and profitability. Furthermore, because we are required to provide advanced digital imagery products to continue to win business we must ensure that our production environment integrates the latest tools and techniques developed in the industry. This requires us to either develop these capabilities by acquiring or developing our own proprietary software and other intellectual property rights, which can result in substantial research and development costs and substantial capital expenditures for new equipment, or to purchase third-party licenses, which can result in significant expenditures. In the event we seek to obtain third-party licenses, we cannot guarantee that they will be available or, once obtained, will continue to be available on commercially reasonable terms, or at all. If we are unable to develop and effectively market new technologies that adequately or competitively address the needs of changes in our industry, it could have an adverse effect on our business and growth prospects.

Our revenue may be adversely affected if we fail to protect our proprietary rights or fail to enhance or develop new technology.

We depend on our proprietary rights to develop and produce certain of our products and provide certain of our services. We rely on a combination of copyright and trade secret protection and non-disclosure agreements to establish and protect our proprietary rights. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

We generally enter into non-disclosure or license agreements with our employees, consultants and vendors, and generally control access to and distribution of our technology and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information, without authorization, or to develop similar or superior proprietary rights independently. The steps we take may not prevent misappropriation of our proprietary rights, and our non-disclosure and license agreements may not be enforceable.

In addition, we may be required to litigate in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have an adverse effect on our business and/or our operating results.

Third-party technology licenses may not continue to be available to us in the future.

We also rely on certain technology that we license from third parties, including software. These third-party technology licenses may not in the future be available to us on commercially reasonable terms, or at all. The loss of any of these technology licenses could result in delays in performance of work until we identify, license and integrate equivalent technology, and we may not be able to identify, or license any such equivalent technology in a timely manner or at all. Any resulting delays in a performance could damage our reputation and result in a decrease in our revenues during the period of delay, either of which could materially adversely affect our business, operating results and/or financial condition.

Others may assert intellectual property infringement claims against us.

Companies in the digital likeness segment of the entertainment industry are subject to the possibility of claims that their products, services or techniques misappropriate or infringe the intellectual property rights of third parties. Infringement or misappropriation claims (or claims for indemnification resulting from such claims) against us may be asserted or prosecuted, regardless of their merit, and any such assertions or prosecutions may adversely affect our business and/or our operating results. We are currently a defendant in a lawsuit claiming that we misappropriated the Musion Eyeliner technology and related patents licensed by Hologram USA, Inc. by using their projection illusion system to project our creation of a digital likeness of Michael Jackson that was performed at the Billboard Music Awards on May 18, 2014. See “Legal Proceedings” included in this report. While this lawsuit does not allege that the creation and production of visual effects or human animation imagery infringed on the plaintiffs’ proprietary rights and irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources relating to the defense of such claims, which could have an adverse effect on our business and/or our operating results. If any claims or actions are asserted against us, we may seek to obtain a license of a third-party’s intellectual property rights; however, under such circumstances such a license may not be available on reasonable terms or at all.

We could be adversely affected by strikes or other union job actions.

Our digital likeness projects generally utilize performers, directors, and choreographers who are members of the Screen Actors Guild-American Federation of Television and Radio Artists, Directors Guild of America, and Stage Directors and Choreographers Society, respectively, pursuant to industry-wide collective bargaining agreements. Many projects also employ members of a number of other unions, including, among others, the International Alliance of Theatrical and Stage Employees. A strike by one or more of the unions or guilds that provide personnel essential to the production of our projects could delay or halt our prospective production activities, which could materially adversely affect our business, operating results and/or financial condition.

Our agreement to manage the creation of a digital likeness of Michael Jackson and participate in certain future revenues allows the counter party discretion in approving future uses of the work we created.

We are a party to an agreement with Optimum Productions, an entity owned by the estate of Michael Jackson, which gives us the right to manage the creation of a digital likeness of Michael Jackson and participate in certain future revenues for a period of five years. While this agreement contains an agreement that defines the parties rights to participate in future revenues derived from the digital likenesses of Michael Jackson we created, Optimum Productions retains the right to approve all future uses of the Michael Jackson likeness. The failure of Optimum Productions to allow us the right to use these intellectual property rights in the future could have a material adverse effect on our business, financial condition and results of operations.

We need additional financing to fund acquisitions and our operations which we may not be able to obtain on acceptable terms. Additional capital raising efforts in future periods may be dilutive to our then current shareholders or result in increased interest expense in future periods.

We will need to raise additional working capital to fund our plans to invest in development and acquisition of the digital likeness assets. Our future capital requirements depend on a number of factors, including the number of performances we undertake and our ability to manage the growth of our business and our ability to control our expenses. Also, if we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. As we will generally not be required to obtain the consent of our shareholders before entering into acquisition transactions, shareholders are dependent upon the judgment of our management in determining the number of, and characteristics of, stock issued as consideration in an acquisition. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise capital as needed, we will be unable to operate our business or fully implement our digital likeness development and acquisition expansion strategy.

The inability to successfully manage the growth of our business may have an adverse effect on our operating results.

We expect to experience growth in the number of employees and the scope of our operations. Such growth will result in increased responsibilities for our management. If our management is unable to successfully manage expenses in a manner that allows us to both improve operations and at the same time pursue potential market opportunities, the growth of our business could be adversely impacted, which may, in turn, negatively affect our operating results or financial condition. In addition, we believe that a critical contributor to our success has been our creative culture. As we attempt to grow and alter our business to focus increasingly on the creation, production and marketing of visual imagery, and as we experience change in response to the requirements of being a public company, we may find it difficult to maintain important aspects of our corporate culture, which could negatively affect our future success.

Changes in U.S., regional or global economic conditions could adversely affect our profitability.

A decline in economic conditions in the United States or in other regions of the world could lead to a decrease in discretionary consumer spending, which in turn could adversely affect demand for digital likeness performances and box office revenue. In addition, an increase in price levels generally, or in price levels in a particular sector such as the energy sector, could result in a shift in consumer demand away from entertainment products such as digital likeness performances. Such events could cause a decrease in the demand for the digital likeness services we offer as well as for the digital likeness performances we propose to produce, either of which would have an adverse effect on our profitability and operating results.

Risks Related to Our Common Stock

There currently is only a minimal public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There currently is only a minimal public market for shares of our common stock and an active market may never develop. Our common stock is quoted on the OTC Pink tier operated by the OTC Market’s Group, Inc. under the symbol “PLFX”. We may not ever be able to satisfy the listing requirements for our common stock to be listed on any stock exchange, including the trading platforms of the NASDAQ Stock Market which are often more widely-traded and liquid markets. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by, any of the several exchanges and markets to have our common stock listed.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price and may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and

●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The application of Rule 144 creates some investment risk to potential investors; for example, existing shareholders may be able to rely on Rule 144 to sell some of their holdings, driving down the price of the shares you purchased.

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding (80,306 shares of common stock as of the date of this Report); or

●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

A limited number of our shareholders own a large percentage of our stock, which will allow them to exercise significant influence over matters subject to shareholder approval.

Our executive officers, directors and their affiliated entities will beneficially own or control approximately 57% of the outstanding shares of our common stock. Accordingly, these executive officers, directors and their affiliated entities, acting as a group, will have substantial influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. These shareholders may also delay or prevent a change of control or otherwise discourage a potential acquirer from attempting to obtain control of us, even if such a change of control would benefit our other shareholders. This significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

We do not pay dividends on our common stock.

We have not paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation for the period from October 10, 2013 (date of inception) through June 30, 2014, should be read in conjunction with the financial statements and the notes to those statements that are included in this report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

Pulse Entertainment Corporation (“Pulse Entertainment” or the “Company”) is a creatively driven, digital production and intellectual property company, established to produce specialized, high-impact applications of computer-generated human likeness for utilization in entertainment, life sciences, education and telecommunication. Founded by leading producers of photorealistic digital humans, Pulse Entertainment develops “virtual humans” for live and holographic concerts, advertising, feature films, branded content, medical applications and training.

Pulse Entertainment was incorporated in Delaware on October 10, 2013. The fiscal year end is June 30.

During the first month of operation, Pulse Entertainment entered into a multi-year contract with the Michael Jackson Estate to produce a computer-generated and animated human likeness of the late popular entertainer Michael Jackson. This agreement provides for a revenue share related to the use of the likeness in any and all media. On May 18, 2014, the likeness appeared in a live performance of the Michael Jackson song “Slave to the Rhythm” at the Billboard Music Awards, a performance that was produced by Pulse Entertainment and aired on American Broadcasting Company to a television broadcast audience.

Pulse Entertainment’s wholly-owned subsidiary The Kopp Initiative, LLC was incorporated in Florida on January 20, 2014. It was formed to obtain certain talent and performers for the virtual Michael Jackson performance.

Plan of Operations and Liquidity

The cash balance is $1,539,719 as of June 30, 2014. At June 30, 2014 we had working capital of $726,842.

Pulse Entertainment has, since its inception in October of 2013, been highly dependent on raising capital to fund its start up and growth strategies. To date, Pulse Entertainment has raised capital from the sales of its common stock without restrictive covenants from institutional investors and strategic partners (See Note 6 – Capitalization) and advances from Pulse Evolution Corporation, a related party (“Pulse Evolution”) (See Note 8 – Subsequent Events). In addition, Pulse Evolution has raised additional capital to finance execution of its complimentary business plan from sales of its unregistered common stock. On September 30, 2014, Pulse Entertainment and Pulse Evolution completed an initial closing under the terms of a share exchange agreement they entered into whereby Pulse Entertainment became a subsidiary of Pulse Evolution.

Pulse Entertainment’s core business is the acquisition from estates and other rights holders of certain intellectual property rights to create virtual celebrities, and the right to present, and license to others to present, those virtual performers in live, and a variety of live-virtual and commercial formats.

In execution of its business plan, Pulse Entertainment has chosen to pursue a model whereby it provides virtual performers for appearances and collects royalties when Pulse Entertainment has an ownership interest in the intellectual property rights for the virtual performer (the “Talent Model”). Under the Talent Model, Pulse Entertainment may permit other producers to create performances that make use of virtual performers created by Pulse Entertainment.

Pulse Entertainment is also exploring and developing opportunities to act as a producer of events (the “Producer Model”), thereby enabling Pulse Entertainment to exert significant creative and technological control over the performance productions, and to capture significantly greater portions of the realizable economic value created by the virtual performance.

Pulse Entertainment may in the future execute its business plan using a blend of the Talent and Producer Models. Under both models, Pulse Entertainment expects to earn services revenues on all digital construction, animation, and production services that it provides, plus royalties when the work involves intellectual property rights held by Pulse Entertainment. Under both models, Pulse Entertainment has significant discretion to determine to what extent the creative and production resources, which are primarily labor costs, are engaged on an as-needed basis for each project or production (“Contract Talent”), and to what extent Pulse Entertainment carries a concentration of creative and production resources in-house (“In-House Talent”).

While execution of the Producer Model enables Pulse Entertainment to capture more of the value created by the virtual performers, it also requires Pulse Entertainment to raise significant amounts of production capital, which is similar to project financed equity or non-recourse debt into production subsidiaries. Executing this model with In-house Talent gives Pulse Entertainment certain strategic advantages and flexibility in the development of new concepts and application of new technologies, yet it also requires a higher employee headcount and the related operating overhead.

CASH REQUIREMENTS

Our Company’s ability to fund our operations and meet our obligations on a timely basis is dependent on our ability to match our available financial resources to our operating model (Talent vs. Producer) and our execution strategy (Contract Talent vs. In-House Talent). The decisions Pulse Entertainment makes with regard to operating model and execution strategy drive the level of capital required and the level of its financial obligations.

If Pulse Entertainment is unable to generate cash flow from operations and successfully raise sufficient additional capital through future debt and equity financings or strategic and collaborative ventures with potential partners, Pulse Entertainment would likely have to reduce its dependence on In-House Talent and limit many, if not all, of its activities as a producer.

Pulse Entertainment has analyzed its liquidity requirements and has determined that it has sufficient liquidity to execute its business plan under the Talent Model for the next 12 months.

Results of Operations

The following analysis on results of operations was based primarily on the financial statements, footnotes and related information for the period identified below and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. The results discussed below are for the year ended June 30, 2014 and the period from October 10, 2013 (inception) through June 30, 2014.

We had operating revenues of $1,451,534 from the date of inception on October 10, 2013 through June 30, 2014. Our digital build, animation and production service costs totaled $5,591,110 from the date of inception on October 10, 2013 through June 30, 2014. The revenue and cost of production resulted from one production services contract entered into in early 2014 with the Michael Jackson Estate. We plan to enter into future similar contracts with the estates of other deceased celebrities and historical figures.

From the date of inception on October 10, 2013 through June 30, 2014, we incurred operating expenses of $4,183,836. Expenses consist of $2,021,704 of consulting fees and costs, $504,705 of professional fees, $954,855 for payroll related costs and $702,572 of other general and administrative expenses.

For the date of inception on October 10, 2013 through June 30, 2014, we incurred net losses of $8,323,412.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. At June 30, 2014, we had a cash balance of $1,539,719. At June 30, 2014, we had working capital of $726,842.

Net cash used in operating activities was $6,167,016 from the date of inception on October 10, 2013 through June 30, 2014. The cash used in operating activities resulted from cash uses in the virtual Michael Jackson performance as described previously.

Net cash used in investing activities was $9,805 from the date of inception on October 10, 2013 through June 30, 2014 resulted from purchases of fixed assets.

Net cash provided by financing activities was $7,711,540 from the date of inception on October 10, 2013 through June 30, 2014 resulted from sales of our common stock.

We do not currently have any contractual restrictions on our ability to incur debt and, accordingly we could incur significant amounts of indebtedness to finance operations. Any such indebtedness could contain covenants which would restrict our operations.

As of June 30, 2014 we had total current liabilities of $1,017,575 primarily related to professional fees.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies

We prepare our financial statements in conformity with GAAP. The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Critical accounting policies are those we believe are both most important to the portrayal of our financial condition and results, and require our most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Judgments and uncertainties affecting the application of those policies may result in materially different amounts being reported under different conditions or using different assumptions. We believe the following policies to be the most critical in understanding the judgments that are involved in preparing our financial statements.

Revenue Recognition

The Company entered into a production services contract in 2014 with the Michael Jackson Estate and plans to enter into future similar contracts with the estates of other deceased celebrities and historical figures that provide revenues based on certain production services Revenue is recognized on a straight-line basis over each contract period, as defined in each agreement. As the production services are rendered, revenue is recognized.

Cash

Our cash consists of funds deposit in bank accounts and funds deposited our law firm’s trust account.

Production Costs

Production costs consist primarily of amounts due to third-party providers that the Company uses to help create and deliver the Company’s digital and live performance productions. Under the percentage-of-completion contract accounting method, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 605-35, when the current estimates using the percentage of completion method for determining total contract revenues costs indicate a loss, a provision for the entire loss on the contract should be recognized.

Income Taxes

We use the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At October 3, 2014, we had 117,658,716 shares of our common stock issued and outstanding. The following table sets forth information known to us as of October 3, 2014 relating to the beneficial ownership of shares of our voting securities by:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;

●	each director;

●	each named executive officer; and

●	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Pulse Evolution Corporation, 10521 SW Village Center Drive, Suite 201 Port St. Lucie, FL 34987. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Effective on June 23, 2014, the Company amended and restated its articles of incorporation filed with the Secretary of State of the State of Nevada in order to effectuate an increase in the number of authorized shares of common stock, par value $0.001 per share, from 75,000,000 to 300,000,000, increase the authorized blank check preferred stock to 100,000,000 shares and effectuate a 1 for 10 forward stock split of our issued and outstanding common stock (the “Forward Stock Split”). As a result of the Forward Stock Split, every 1 share of our pre-Forward Split common stock was increased and reclassified into 10 shares of our common stock. All references to shares of our common stock in the following table and elsewhere in this report on Form 10-K refers to the number of shares of common stock after giving effect to the Forward Stock Split (unless otherwise indicated).

	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Executive Officers and Directors
John Textor(2)	33,806,955	28.7%
Rene Eichenberger(3)	12,461,607	10.6%
Frank Patterson(4)	12,461,607	10.6%
William Krueger(5)	2,769,246	2.4%
Jim Berney(6)	5,538,492	4.7%
All officers and directors a a group (5 group)	67,037,907	57.0%

5% Shareholders
Michael Mortell(7)	9,980,930	8.5%
Enrique Steiger(8)	6,461,570	5.5%
Greg Centineo(9)	6,467,109	5.5%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock held by them. Applicable percentage ownership is based on 117,658,716 shares of our Common Stock outstanding as of October 3, 2014.

(2)	Consists of 33,806,955 shares of our Common Stock owned by Tradition Studios Acquisition IP LLC (“Tradition Studios”). The managing member of Tradition Studios Acquisition IP LLC is Mr. Textor who holds voting and investment power over the shares of our Common Stock owned by Tradition Studios.

(3)	Consists of 12,461,607 shares of our Common Stock owned by (Alternative)2 Holdings AG (“(Alternative)2”). The managing member of (Alternative)2 is Mr. Eichenberger who holds voting and investment power over the securities owned by this entity.

(4)	Consists of 12,461,607 shares of our Common Stock owned by Scenic Loop Holdings, Inc. an entity owned and controlled by Mr. Patterson who holds voting and investment power over the shares of our Common Stock owned by this entity.

(5)	Consists of 2,769,246 shares of our Common Stock owned directly by Mr. Krueger.

(6)	Consists of 5,538,492 shares of our Common Stock owned directly by Mr. Berney.

(7)	Mr. Michael Mortell holds voting and investment power over the shares of our Common Stock owned by various.entities Mr. Mortell’s address is 73 SW Flagler Avenue Stuart, FL 34994.

(8)	Consists of 6,461,570 shares of our Common Stock owned directly by Mr. Steiger.

(9)	Consists of 6,467,109 shares of our Common Stock owned directly by Mr. Centineo.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the change of control of the Company described in Item 5.01 of this Current Report on Form 8-K, we have appointed the following individuals to serve as our executive officers and directors:

Name	Age	Positions and Offices to be Held
John Textor	50	Chairman of the Board of Directors
Rene Eichenberger	54	Vice-Chairman of the Board of Directors
Frank Patterson	53	Chief Executive Officer and Director
Jim Berney	48	President and Head of Studio Production
William Krueger	55	Executive Vice President and Chief Financial Officer

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Our Board of Directors appoints officers annually and each Executive Officer serves at the discretion of our Board of Directors.

John Textor has been Chairman of our Board of Directors since May 2014 and the Chairman of the Board of Directors of Pulse Entertainment since founding this company in October, 2013. Mr. Textor is an active, full-time resource to the Chief Executive Officer and the President-Head of Studio. He will be principally responsible for special projects, strategic partnerships, rights acquisition, venue partnerships and relationships with major media companies. Mr. Textor is currently active in the development of entertainment properties across a broad spectrum of venues and technology platforms. In addition to his leadership in the extended uses of photo-realistic, digital humans, he is also currently a Producer of Art Story, an original animated feature film currently being developed by Disney veteran filmmaker Aaron Blaise. He was also Producer and Executive Producer of Ender’s Game, a science fiction fantasy film released in November 2013. Mr. Textor was previously Chairman and CEO of Digital Domain Productions and Chairman and CEO of its parent company, Digital Domain Media Group, having led its acquisition and restructuring from May 2006 to August 2012. Together the companies were responsible for the visual effects of more than 80 large scale feature films, 25 of which were completed during Mr. Textor’s leadership, including such films as Transformers, Flags of our Fathers, Tron: Legacy, Real Steel and Pirates of the Caribbean at World’s End. During Mr. Textor’s leadership, Digital Domain was re-established as a market leader in visual effects, winning multiple Academy Awards, Clio advertising awards and, importantly, being recognized as the first visual effects company to deliver a believable digital human actor in The Curious Case of Benjamin Button. This achievement, known as the ‘Holy Grail of Animation’, earned the company a 2009 Academy Award for Achievement in Visual Effects. The hour long performance of the company’s digital actor was so convincing to audiences and the Academy voters that the film also received an Academy Award for Best Make-up, though the character performance was entirely digital. Other highlights during Mr. Textor’s tenure included the break-through introduction of a digital Tupac Shakur at the Coachella Valley Music festival in 2012, the consummation of a joint venture for the digital resurrection of Elvis Presley, the creation of a first of its kind, dual-enrollment Bachelor’s program with Florida State University, completion of a $100 million joint venture agreement with the sovereign media authority of Abu Dhabi and the transformation of Digital Domain into a film production company with the co-production of Ender’s Game.

As the Chairman of the Board of Directors of our company, Mr. Textor brings our board his considerable experience in the strategic planning and growth of entertainment properties and companies and qualifies him to continue to serve as a director or our company.

René P. Eichenberger has served as the Executive Vice Chairman of our company since May 2014 and has been the Executive Vice Chairman of Pulse Entertainment Corp. since October 2013. He is also the Chairman of (Alternative)2 Holding AG, a private equity company based in Zurich, Switzerland since 2005 and the Vice Chairman at Acron AG, an international real estate investment firm headquartered in Zurich, since 2013. From 2011 to 2013, Mr. Eichenberger served as a member of the strategic advisory council of the ClearSky Power and Technology Fund, a venture fund sponsored by Nextera/FPL, a leading clean energy company in North America, and he served on the advisory board of Sterling Partners, a $6 billion private equity firm with offices in Baltimore, Chicago and Miami. Starting his career as an attorney in Switzerland, Dr. Eichenberger served as General Counsel of Jet Aviation from 1991 to 1998, which under his tenure relocated its worldwide headquarters from Zurich to West Palm Beach, Florida and was subsequently positioned as the global leader in general aviation and successfully sold to a private equity fund. In 1998, Mr. Eichenberger founded Crossbow Ventures, a venture capital firm located in West Palm Beach. In 2004, he sold Crossbow to Horizon21 in Switzerland and subsequently served as CEO of Horizon21 Private Equity, which grew to over $3 billion in assets under management. Mr. Eichenberger is the former Chairman of the Swiss-American Chamber of Commerce in Florida and served on the board of directors of a number of privately-held companies in North America and Europe. Mr. Eichenberger holds a Ph.D. in law from the University of Zurich and is a graduate of the Venture Capital Institute and of the Executive Program at Stanford University, Graduate School of Business. Mr. Eichenberger’s experience in corporate governance, corporate finance, mergers and acquisitions and business development, as well as his leadership role and board performance, has led our board to conclude that he should continue to serve as a director.

As the Executive Vice Chairman of our company, Mr. Eichenberger brings our board his considerable experience in the strategic planning and growth of companies and qualifies him to continue to serve as a director or our company.

Frank Patterson. Mr. Patterson has served as Pulse Entertainment’s Chief Executive Officer since December, 2013 and as Pulse Evolution’s Chief Executive Officer since May 2014. He has served on the faculty of three top-ranked U.S. film schools including the position of dean of the Florida State University College of Motion Picture Arts, a position he currently holds and has held since July 2003. Previously, he was on the faculty of Chapman University from January 2001 through June 2003, the University of Texas from July 1999 through December 2000, and Florida State University from January 1990 through December 1999. Mr. Patterson is a 25-year veteran of the entertainment industry who has produced, written and directed feature films, commercials, and a variety of media content for some of the leading agencies in the nation. He most recently produced the Virtual Michael Jackson show on the 2014 Billboard Music Awards, which aired on the ABC Network and widely viewed on YouTube. Throughout his career, Mr. Patterson has founded several media production companies that produced film library assets and profited from the marketing and sale of motion picture intellectual property in domestic and international markets, including The Houston Cinema Group, Inc. (1988-92), Envisage Media Group, Inc. (1993-99), and Red Hills Motion Picture Releasing Company, LLC (7/2010-2/2011). Mr. Patterson is a highly regarded educator, who was named by “The Hollywood Reporter” one of the nation’s top mentors to a generation of Hollywood filmmakers. Mr. Patterson earned a Bachelor of Arts from the Film & Media Division at Baylor University in 1985 and a Master of Arts from the Film & Media Division at Baylor University in 1987.

As the Chief Executive Officer of our company, Mr. Patterson brings our board his considerable experience in the entertainment industry and growth of companies and qualifies him to continue to serve as a director or our company.

Jim Berney. Prior to joining our company in May 2014 as our President and Head of Studio Production, Mr. Berney has been Head of Studio production at Pulse Entertainment since October 2013 and was Head of Studio at Digital Domain in august 2012. He was previously an Academy Award®-nominated visual effects supervisor at Sony Pictures Imageworks from August 2008 until June 2012, ultimately becoming responsible for creative supervision and direction for all artists at Sony’s Albuquerque visual effects studio. In addition to his regular supervisory responsibilities on projects, he served as General Manager for the first two years of the facility’s infancy. As visual effects supervisor, Mr. Berney worked on numerous notable films including Green Lantern, I Am Legend, and The Chronicles of Narnia, for which he was nominated for an Academy Award for Outstanding Visual Effects. Previously, Mr. Berney was the visual effects supervisor for Sony Imageworks from October 1995 until August 2008 and had worked on films including The Matrix Reloaded, The Matrix Revolutions, The Lord of the Rings: The Two Towers, and Harry Potter and the Sorcerer’s Stone. Jim also served as CG supervisor for Hollow Man (2000 Academy Award® nominee, Best Visual Effects). He received his Master’s degree in Computer Science from California Polytechnic, San Luis Obispo, specializing in the research and development of a new global illumination paradigm. He holds two undergraduate degrees in Computer Science and Economics from the University of California, Irvine, focusing in A.I. research. Berney also studied computer architectures at the Royal Institute of Technology, Stockholm, Sweden.

William Krueger. Mr. Krueger was appointed as our Chief Financial Officer on October 1, 2014. Prior to joining our company, Mr. Krueger was the Executive Vice President and Chief Financial Officer of Pulse Entertainment since May 2014. Prior to joining Pulse Entertainment, Mr. Krueger was the Managing Director, International, with Pritchett LP from September 2013 to April 2014. Pritchett LP is a leading publisher, consulting and training firm in the areas of merger integration, organizational change, culture and business process optimization. From December 2009 through August 2014, Mr. Krueger worked in Asia, Europe and the U.S. as a senior advisor and interim executive for international companies facing strategic business development and financing challenges. From March 2002 until December 2009, Mr. Krueger was based in Beijing and Hong Kong as Chairman and CEO of Xin De Capital Group, a financial advisory and principal investment group active in real estate, water, power, telecoms, media, professional services and on-line services in the Greater China market. Prior to forming Xin De Capital Group, Mr. Krueger was the CFO, and later CEO and Member of its Board of Directors, of Xin De Telecom International Ventures Co, Ltd. from April 1996 to April 2002. Xin De Telecom was a Siemens joint venture with T-Mobil and China International Trust and Investment Corporation. During this period, Mr. Krueger was responsible for raising and managing $200 million invested in the start-up of China Unicom’s GSM mobile telecom networks, and providing network operation support services. In addition, Mr. Krueger was responsible for negotiating agreements between China Unicom and its joint venture partners that was an integral step in China Unicom’s initial public offering in 2000. From 1986 to 1996 Mr. Krueger was engaged in financial and operations management and investment banking in Munich Germany and New York. Mr. Krueger studied music and theater at Northwestern University where he received a Bachelor of Science degree in 1981. Mr. Krueger earned a Masters in Business Administration with a major in Finance from Kellogg School of Management at Northwestern University in 1986.

Committee of our Board of Directors

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole. Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

●	understands generally U.S. GAAP and financial statements,

●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

●	understands internal controls over financial reporting, and

●	understands audit committee functions.

PULSE EVOLUTION EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for: (i) Pulse Evolution’s principal executive officer or other individual serving in a similar capacity during fiscal 2014; (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at June 30, 2014 whose compensation exceed $100,000; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at June 30, 2014. Compensation information is shown for the fiscal years ended June 30, 2014 and 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)

Alon Nigri(1)	2014	-0-	-0-	-0-	-0-	-0-	-0-
	2013	-0-	-0-	-0-	-0-	-0-	-0-
Frank Patterson(2)	2014	-0-	-0-	-0-	-0-	-0-	-0-

(1) Mr. Nigri resigned as our Chief Executive Officer on May 15, 2014.

(2) Mr. Patterson was appointed as our Chief Executive Officer on May 15, 2014.

PULSE ENTERTAINMENT COMPENSATION

The following table sets forth certain compensation information for: (i) Pulse Entertainment’s principal executive officer or other individual serving in a similar capacity during the fiscal year ended June 30, 2014; (ii) Pulse Entertainment’s two most highly compensated executive officers other than its principal executive officer who were serving as executive officers at June 30, 2014 whose compensation exceed $100,000; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at June 30, 2014. Compensation information is shown for the period October 10, 2013 (inception) to June 30, 2014.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)

John Textor, Executive Chairman(1)	2014	165,154	(1)	234,602	-0-	-0-	-0-	399,756
Frank Patterson, Chief Executive Officer (2)	2014	165,154	(2)	96,974	-0-	-0-	-0-	261,128
Rene Eichenberger, Vice Chairman(3)		125,154		135,974	-0-	-0-	-0-	261,128

(1) Mr. Textor was appointed as our Executive Chairman on October 10, 2013. Bonus includes $234,603 paid to New Ventures, Inc. which provided personal consulting services of Mr. Textor to Pulse Entertainment.

(2) Mr. Patterson was appointed as Pulse Evolution’s Chief Executive Officer on October 10, 2013. Bonus includes $95,974 paid to New Ventures, Inc. which provided personal consulting services of Mr. Patterson to Pulse Entertainment.

(3) Mr. Eichenberger was appointed as Pulse Evolution’s Vice Chairman of the Board of Directors on October 10, 2013. Bonus includes $95,974 paid to New Ventures, Inc. and $40,000 paid to Alternative2 AG which provided personal consulting services of Mr. Eichenberger to Pulse Entertainment.

Employment Arrangements with Executive Officers

John Textor. Pulse Entertainment has agreed to employ Mr. Textor as its Executive Chairman on an at-will basis. Mr. Textor will be paid an annual base salary of $350,000 plus a performance-based cash bonus as determined by the Company’s Board of Directors from time to time. In addition, Mr. Textor is also entitled to health and welfare benefits as may be in effect at the Company’s discretion from time to time and reimbursement of out of pocket expenses for travel and business expenses in connection with his duties.

Rene Eichenberger. Pulse Entertainment has agreed to employ Mr. Eichenberger as its Executive Chairman on an at-will basis. Mr. Eichenberger will be paid an annual base salary of $350,000 plus a performance-based cash bonus as determined by the Company’s Board of Directors from time to time. In addition, Mr. Eichenberger is also entitled to health and welfare benefits as may be in effect at the Company’s discretion from time to time and reimbursement of out of pocket expenses for travel and business expenses in connection with his duties.

Frank Patterson. Pulse Entertainment has agreed to employ Mr. Patterson as its Chief Executive Officer on an at-will basis. Mr. Patterson will be paid an annual base salary of $350,000 plus a performance-based cash bonus as determined by the Company’s Board of Directors from time to time. In addition, Mr. Patterson is also entitled to health and welfare benefits as may be in effect at the Company’s discretion from time to time and reimbursement of out of pocket expenses for travel and business expenses in connection with his duties.

James Berney. Pulse Entertainment has agreed to employ Mr. Berney as its President and Head of Studio on an at-will basis. Mr. Berney will be paid an annual base salary of $350,000 plus a performance-based cash bonus as determined by the Company’s Board of Directors from time to time. In addition, Mr. Berney is also entitled to health and welfare benefits as may be in effect at the Company’s discretion from time to time and reimbursement of out of pocket expenses for travel and business expenses in connection with his duties.

William Krueger. Pulse Entertainment has agreed to employ Mr. Krueger as its Chief Financial Officer on an at-will basis. Mr. Krueger will be paid an annual base salary of $240,000 plus a performance-based cash bonus as determined by the Company’s Board of Directors from time to time. In addition, Mr. Krueger is also entitled to health and welfare benefits as may be in effect at the Company’s discretion from time to time and reimbursement of out of pocket expenses for travel and business expenses in connection with his duties. In addition, Pulse Evolution entered into a Consulting Services Agreement with Mr. Krueger effective as of July 1, 2014 to provide financial, organizational and commercial matters consulting services to our company. The term of the agreement is for a period of 10 months. We agreed to pay Mr. Krueger $90,000 in cash and issue 2,769,246 shares of unregistered Common Stock subject to certain events of forfeiture if Mr. Krueger terminates his employment during the term of the agreement without good reason as provided for in the agreement.

Compensation of Directors

John Textor. In addition to Mr. Textor’s compensation as Executive Chairman discussed above, we have paid Mr. Textor $50,000 to serve in his role on the Board of Directors of the Company as Executive Chairman of the Board for the fiscal year ending June 30, 2015.

Rene Eichenberger. In addition to Mr. Eichenberger’s compensation as Vice Chairman discussed above, we have paid Mr. Eichenberger $25,000 to serve in his role on the Board of Directors of the Company as Vice Chairman of the Board for the fiscal year ending June 30, 2015.

Frank Patterson. In addition to Mr. Patterson’s compensation as Chief Executive Officer discussed above, we have paid Mr. Patterson $25,000 to serve in his role on the Board of Directors of the Company as Executive Chairman of the Board for the fiscal year ending June 30, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 15, 2014, Alon Nigri, our controlling stockholder at the time, former Chief Executive Officer and former sole director (the “Seller”), entered into and closed on a Share Purchase Agreement (the “Agreement”) with, Tradition Studios IP Acquisition LLC, (Alternative)2 Holding AG, and Scenic Loop Holding, LLC (each a “Purchaser” and collectively, the “Purchasers”) whereby the Purchasers purchased from the Seller a total of 5,361,260 shares of our common stock for an aggregate of $107,225, representing approximately 80.68% of our issued and outstanding shares of common stock. The Purchasers own or control as a group, Pulse Entertainment.

During October 2013, the Executive Chairman of the Company entered into an agreement with the Company to loan $5,000 for seed financing. As of June 30, 2014, the Company has repaid the loan in full and there is no balance outstanding.

In March 2014, the Company incurred approximately $3,000 of expenses on behalf of Art Story LLC and has recorded a receivable in other current assets as of June 30, 2014. The Executive Chairman of the Board of the Company has a controlling interest in Art Story, LLC.

On April 4, 2014, Pulse Entertainment Corporation entered into an Asset Transfer and Assignment Agreement (the “Transfer Agreement”) with Tradition Studios I.P. Acquisition Inc., a related party (“Tradition”) to memorialize Tradition’s October 10, 2013 contribution to Pulse Entertainment of certain property and equipment with a historical cost of approximately $14,000. As consideration for the contribution of assets, Pulse Entertainment assumed general liabilities with a historical cost of approximately $81,000.

Pursuant to the terms of the Share Exchange Agreement pursuant to which we agreed to issue 96,737,422 shares of our unregistered Common stock to the shareholders of Pulse Entertainment, a related party in exchange for 17,466,383 shares of common stock of Pulse Entertainment, certain of our shareholders who are also shareholders of Pulse Entertainment and are executive officers or directors have agreed to cancel 60,910,113 shares of our common stock issuable to them in connection with the exchange resulting in net shares issued in connection with such exchange of 35,827,309.

LEGAL PROCEEDINGS

On May 29, 2014, Hologram USA, Inc., Musion Das Hologram Limited and Uwe Maass (the “Plaintiffs”) filed an amended complaint in the U.S. District Court for the District of Nevada (Case No. 2:14-cv-00772-GMN-NJK). The complaint alleges that Plaintiffs own, or control, certain patents related to the projection illusion technique, historically known as “Pepper’s Ghost.” The Plaintiffs further allege that Pulse Evolution Corporation, Pulse Entertainment Corporation, John Textor, Dick Clark Productions, Inc., John Branca and John McClain, as executors of the Estate of Michael J. Jackson, MJJ Productions, Inc. Musion Events, Ltd. Musion 3D, Ltd., William James Rock and Ian Christopher O’Connell (collectively, the “Defendants”) infringed on the Plaintiffs’ patent rights by using the Plaintiffs’ projection illusion system to project the visual imagery developed and conceived by our company in connection with the a musical performance at the 2014 Billboard Music Awards in Las Vegas Nevada featuring an image of the late Michael Jackson. The Plaintiffs have not alleged that our core business, the production of visual effects or human animation imagery infringes their intellectual property rights. The complaint sought an order of the Court temporarily and permanently enjoining the Defendants from carrying out the Michael Jackson performance, a judgment for infringement, damages, attorneys’ fees and costs. The Plaintiffs’ Emergency Motion for Temporary Restraining Order filed in connection with its May 15, 2014 complaint was denied on May 16, 2014 as the Court found that the Plaintiffs’ failed to establish that they are likely to succeed on the merits of their patent infringement claims and that they are likely to suffer irreparable harm.

We believe that our claims and defenses in this case are substantial because the visual imagery we develop and conceive is distinct from the Plaintiffs’ projection system allowing us to use a variety of projection systems in our productions. Litigation is, however, inherently unpredictable. The outcome of this lawsuit is subject to significant uncertainties and, therefore, determining the likelihood of a loss and/or the measurement of any loss is complex. Consequently, we are unable to estimate the range of reasonably possible loss. Our assessments are based on estimates and assumptions that have been deemed reasonable by management, but the assessment process relies heavily on estimates and assumptions that may prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause us to change those estimates and assumptions.

We are involved from time to time in routine litigation arising in the ordinary course of conducting our business. In the opinion of management, no pending routine litigation will have a material adverse effect on our financial condition, results of operations or cash flows.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Pink Tier of the OTC Markets Group and has been thinly traded under the symbol “PLFX”. On September 30, 2014, the closing sale price for our common stock was $2.10 on the OTC Pink. Our stock has been thinly traded since approval of our quotation on the OTC Markets Group by the Financial Industry Regulatory Authority (“FINRA”). There can be no assurance that a liquid market for our common stock will ever develop.

As of October 3, 2014, there were approximately 57 record holders, an unknown number of additional holders whose stock is held in “street name” and 117,658,716 shares of our common stock issued and outstanding.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - “Unregistered Sales of Equity Securities” of this Current Report.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 400,000,000 shares, of which 300,000,000 shares are common stock, par value $0.001 per share and 100,000,000 shares are preferred stock. As of October 3, 2014, there were 117,658,716 shares of our common stock outstanding.

Common Stock

Subject to certain limitations discussed below, holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Subject to certain limitations discussed below, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Our amended and restated articles of incorporation include a mechanism to better maintain an accurate registry of the beneficial owners of record of our capital stock and to determine such beneficial ownership for purposes of receiving dividends when and if declared and for voting on matters that come before shareholders for a vote. In order to achieve this, if a stockholder does not certify to us that their common stock is not being used in a stock loan transaction, we may suspend a stockholder’s right to vote the common stock and receive dividends during the quarterly period of time in which a stockholder’s common stock is being used in a stock loan transaction. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 100,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our Amended and Restated Articles of Incorporation and By-laws, we are obligated to indemnify and hold harmless to the fullest extent permitted by Nevada law any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of our company to procure a judgment in our favor (a “Proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of our company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including serving with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company; provided, however, with respect to a Proceeding involving the right of our company to procure judgment in its favor, such indemnification shall only cover expenses (including attorney fees) and shall only be made if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of our company and shall not be made with respect to any Proceeding as to which such person has been adjudged to be liable to us unless and only to the extent that the Court of Chancery of the State of Nevada or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. We are required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by our Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors or officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities.

Under the Share Exchange Agreement described in Item 2.01 of this report, we exchanged 96,737,422 shares of our common stock for 17,466,383 shares of common stock of Pulse Entertainment Corporation representing 81.11% of its issued and outstanding common stock after giving effect to the cancellation of 60,910,113 shares of our common stock issued in connection with the Exchange.

In the issuances of our common stock, the recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) and Regulation S of that act.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Except as described herein, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2014, the Company appointed William Krueger as its Executive Vice President and Chief Financial Officer. The information set forth in Item 2.01 – “Directors and Executive Officers” and “Pulse Entertainment Compensation” of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.06 Change in Shell Company Status.

As a result of the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, we are no longer a shell company as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(a)

Financial statements of business acquired.

The Audited Financial Statements of Pulse Entertainment Corporation for the period October 10, 2013 (inception) to June 30, 2014 are included in this report as Exhibit 99.1 and are incorporated herein by reference.

(b)

Pro forma financial information.

The unaudited pro forma balance sheet as of June 30, 2014 and unaudited pro forma statements of operations for the period October 10, 2013 (inception) to June 30, 2014 to give effect to the acquisition of Pulse Entertainment Corporation are filed as Exhibits 99.2 to this current report and are incorporated herein by reference.

(c)

Shell company transactions.

Included in this report as Exhibit 99.1 is the audited financial statements of Pulse Entertainment Corporation for the period October 10, 2013 (inception) to June 30, 2014 and are incorporated herein by reference.

(d) Exhibits

Exhibit	Description

2.1	Share Exchange Agreement among Pulse Evolution Corporation and Pulse Entertainment Corporation dated September 25, 2014 (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on September 26, 2014).
3.1	Articles of Incorporation of QurApps, Inc. as filed on May 31, 2013 with the Nevada Secretary of State (Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 filed on August 7, 2013 (SEC File No. 333-190431)).
3.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 filed on August 7, 2013 (SEC File No. 333-190431)).
3.3	Amendment to Articles of Incorporation of QurApps, Inc. as filed on May 8, 2014 with the Nevada Secretary of State (Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on May 16, 2014 (SEC File No. 333-190431)).
3.4	Amended and Restated Articles of Incorporation of Pulse Evolution Corporation as filed on May 22, 2014 with the Nevada Secretary of State (Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on June 30, 2014).
10.1*	Lease Agreement between Pulse Entertainment Corporation and Inland Diversified Port St. Lucie Square, LLC dated March 1, 2014.
10.2*	Asset Transfer and Assignment Agreement between Pulse Entertainment Corporation and Tradition Studios I.P. Acquisition Inc. dated April 4, 2014.
10.3	Form of Share Purchase Agreement between Alon Nigri and certain purchasers (Incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on May 16, 2014).
10.4+	Consulting Services Agreement between Pulse Evolution Corporation and William P. Krueger dated as of July 1, 2014.
10.5	Partner Agreement between ABG EPE IP, LLC and Pulse Evolution Corporation effective as of August 1, 2014 (Incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on September 26, 2014).**
10.6	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on September 26, 2014).
21.1*	Subsidiaries of the Registrant.
99.1*	Audited Financial Statements of Pulse Entertainment Corporation for the period October 10, 2013 (inception) to June 30, 2014.
99.2*	The unaudited pro forma balance sheet as of June 30, 2014 and unaudited pro forma statements of operations for the period October 10, 2013 (inception) to June 30, 2014.

* Filed herewith.

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE EVOLUTION CORPORATION

Date: October 7, 2014	By:	/S/ Frank Patterson
Frank Patterson, Chief Executive Officer